As filed with the Securities and Exchange Commission on
                                February 1, 2001

                                File No. 70-9533

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, D.C. 20549_________________________________________________

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                             APPLICATION-DECLARATION
                                   ON FORM U-1
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                -------------------------------------------------

SCANA CORPORATION
SOUTH CAROLINA ELECTRIC
   AND GAS COMPANY
SOUTH CAROLINA GENERATING  COMPANY, INC.
SOUTH CAROLINA FUEL
   COMPANY, INC.
SOUTH CAROLINA PIPELINE CORPORATION
SCANA ENERGY MARKETING INC.
SCANA ENERGY TRADING, LLC
SCANA PROPANE GAS, INC.
SCANA PROPANE STORAGE, INC.
SERVICECARE INC.
PRIMESOUTH, INC.
PALMARK, INC.


PALMETTO LIME, LLC
SCANA RESOURCES
   DEVELOPMENT CORPORATION
SCANA PETROLEUM
   RESOURCES, INC.
SCANA SERVICES, INC.
PUBLIC SERVICE COMPANY
   OF NORTH CAROLINA, INCORPORATED
SCANA PUBLIC SERVICE
   COMPANY LLC
CARDINAL PIPELINE COMPANY, LLC
PINE NEEDLE LNG COMPANY, LLC
1426 Main Street
Columbia, South Carolina 29201


                -------------------------------------------------
                  (Name of companies filing this statement and
                     address of principal executive offices)

                                SCANA CORPORATION
                -------------------------------------------------
                 (Name of top registered holding company parent)
                                 Kevin B. Marsh
                                H. Thomas Arthur

                                SCANA CORPORATION
                                1426 Main Street
                         Columbia, South Carolina 29201
                -------------------------------------------------
                     (Name and address of agent for service)

                       The Commission is requested to mail
                        copies of all orders, notices and
                               communications to:

                              William S. Lamb, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019

     SCANA Corporation ("SCANA") and the companies set forth on the cover page hereto (collectively, the "Applicants") hereby file this post-effective amendment no. 3 to the application/declaration on Form U-1, as previously amended, relating to certain financing transactions (the "Application/Declaration") under the Act in order to amend and restate Item 6 thereto. All other section of the Application/Declaration as on file with the Securities and Exchange Commission as of the date hereof remain unchanged.

Item 6 of the Application/Declaration is hereby amended and restated as follows:

ITEM 6.  EXHIBITS AND FINANCIAL STATEMENTS

a) Exhibits

Exhibit   Description of Exhibit
No.

B-1       PSNC  Indenture  (filed as Exhibit  4-E-1 to PSNC Form 10-Q filed with
          the   Commission   on  February  13,  1996  (File  No.   1-11429)  and
          incorporated by reference herein).

D-1       North  Carolina   Utilities   Commission  Order  Regarding  PSNC  Debt
          Issuances (previously filed)

F-1       Opinion of Counsel

F-2       "Past Tense" Opinion of Counsel (to be filed by amendment).

G-1       Financial Data Schedule (previously filed)

G-2 SCANA's 10-K for the year ended December 31, 1999 filed with the Commission on March 27, 2000 (File No. 1-8809) and incorporated by reference herein.

G-3 SCANA's 10-Q for the period ended March 31, 2000 filed with the Commission on May 12, 2000 and amended on May 19, 2000 (File No. 1-8809) and incorporated by reference herein.


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


G-4 SCANA's 10-Q for the period ended June 30, 2000 filed with the Commission on August 11, 2000 (File No. 1-8809) and incorporated by reference herein.

G-5 SCANA's 10-Q for the period ended September 30, 2000 filed with the Commission on November 14, 2000 (File No. 1-8809) and incorporated by reference herein.

H-2       Proposed Form of Notice (previously filed)



b) Financial Statements

No.       Description of Financial Statements

FS-1 SCANA's Actual Consolidated Condensed Balance Sheet as of December 31, 1999 (Filed with the Commission with SCANA's 10-K for the year ended 1999 (File No. 1-8809) and incorporated by reference herein).

FS-2 SCANA's Unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 2000 (previously filed)

FS-3 SCANA's Actual Consolidated Condensed Statement of Earnings for the year ended 1999 (Filed with the Commission with SCANA's 10-K for the year ended 1999 (File No. 1-8809) and incorporated by reference herein).

FS-4 SCANA's Unaudited Pro Forma Consolidated Condensed Statement of Earnings as of September 30, 2000 (previously filed)

FS-5 Notes to SCANA's Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2000 (previously filed)

ITEM 1.  INFORMATION AS TO ENVIRONMENTAL EFFECTS

     None of the matters that are the subject of this Application-Declaration involve a "major federal action" nor do they "significantly affect the quality of the human environment" as those terms are used in Section 102(2)(C) of the National Environmental Policy Act. None of the proposed transactions that are the subject of this Application-Declaration will result in changes in the operation of the Applicants that will have an impact on the environment. The Applicants are not aware of any federal agency which has prepared or is preparing an environmental impact statement with respect to the transactions proposed herein.


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


                                    SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the Applicants have duly caused this Application-Declaration to be signed on their behalf by the undersigned thereunto duly authorized.

Dated:   February 1, 2001

                                            SCANA CORPORATION


                                            By:/s/ H. Thomas Arthur

                                            Name:    H. Thomas Arthur
                                            Title:   Senior Vice President and
                                                            General Counsel


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